Exhibit 24.4

POWER OF ATTORNEY OF DIANA L. BELL

KNOW ALL MEN BY THESE PRESENTS, that Diana L. Bell constitutes and appoints Andrew J. Paul and Nicholas B. Hawkins, and each of them, as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to the registration statement and any registration statements relating to the offering contemplated hereby filed pursuant to Rule 462(b) of the Securities Act of 1933, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full right, power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as Diana L. Bell might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or any of his or their substitute or substitutes, may lawfully have done or may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of May 18, 2011.

Signature:	/s/ Diana L. Bell
Print Name:	Diana L. Bell, Director